UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2006, Dominion Homes, Inc. (the “Company”), and the participating banks entered into Amendment No. 5 (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of December 3, 2003 (the “Facility”). Pursuant to the Amendment, the definition of “Borrowing Base” was modified to increase the Company’s potential borrowing base by $10 million from August 11, 2006 through September 30, 2006. As amended, the Facility provides that the Company’s aggregate borrowings and letters of credit may not exceed $240 million from March 30, 2006 through August 10, 2006, $220 million from August 11, 2006 through December 30, 2006 and $200,000,000 on December 31, 2006 and thereafter.

The above description is qualified in its entirety by reference to the full text of the Amendment No. 5 to Second Amended and Restated Credit Agreement, which is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 to Credit Agreement dated August 10, 2006, among Dominion Homes, Inc., The Huntington National Bank, as Administrative Agent, and the Lenders listed thereon.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Senior Vice President of Finance and Chief Financial Officer

Date: August 14, 2006